AMENDMENT TO
                         RAYOVAC SHAREHOLDERS AGREEMENT


This Amendment (this "Amendment") to the Shareholders Agreement dated as of September 12, 1996, by and among Rayovac Corporation, a Wisconsin corporation (the "Company"), and the shareholders of the Company referred to therein (the "Initial Agreement") is entered into as of 1 August 1997 by and among the Company, those persons listed as Lee Group Shareholders on the signature pages hereof, those persons listed as Management Shareholders on the signature pages hereof, and those persons listed as Non-Management Shareholders on the signature pages hereof. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Initial Agreement.

Whereas, Thomas F. Pyle, Jr. ("Pyle") and Marvin G. Siegert, Judith A. Siegert, Kimberly A. Waterfield, Amy J. Carroll, and Kristen M. Siegert (collectively, the "Siegerts"), who are Non-Management Shareholders, may wish to sell some or all of their shares of Common Stock; and

Whereas, the Lee Group Shareholders or the Company may wish to purchase some or all of Pyle's and the Siegerts' shares of Common Stock; and

Whereas, the Initial Agreement does not permit such a transaction or transactions; and

Whereas, pursuant to Section 4.2 of the Initial Agreement, the Initital Agreement may be amended by a written instrument duly executed by a majority in interest of each of the Lee Group Shareholders, Management Shareholders, and Non-Management Shareholders; and

Whereas, the signatories hereto represent a majority in interest of each of the Lee Group Shareholders, Management Shareholders, and Non-Management Shareholders;


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                                      -2-


Now, therefore, in consideration of the foregoing, the Initial Agreement is hereby amended as follows:

1. Article I, Definition of "Permitted Transfer" is hereby amended by adding the following clause after clause (g):

     (h) A Transfer of Shares by each of Thomas F. Pyle, Jr., Marvin G. Siegert, Judith A. Siegert, Kimberly A. Waterfield, Amy J. Carroll, and Kristen M. Siegert to one or more Lee Group Shareholders or the Company.

2. Article I, Definition of "Transaction Price" is hereby restated to read as follows:

     Transaction Price. "Transaction Price" shall mean $4.39 per Share (as equitably adjusted for stock dividends, stock splits, reverse stock splits and other similar reclassifications), which is the price originally paid for each Share by the Lee Group Shareholders at the time of initial purchase thereof and giving effect to the 5 for 1 stock split referred to in the first preamble to the this Agreement; provided that as to any Shares that are issued to a Management Shareholder pursuant to the Company's 1997 Stock Option Plan, "Transaction Price" shall mean $6.01 per Share (as equitably adjusted for stock dividends, stock splits, reverse stock splits and other similar reclassifications).

3. Section 2.1 of the Initial Agreement is hereby amended by adding the following clause immediately after clause (f):

     (g) Notwithstanding anything set forth in this Agreement to the contrary, no Shareholder may Transfer all or any part of the Shares owned by such Shareholder if such Transfer of Shares constitutes a Prohibited Transaction. A "Prohibited Transaction" is any transaction which would, in the reasonable opinion of the Company or the Company's independent accountants, jeopardize the Company's ability to account for the transactions contemplated by the Recapitalization Agreement as a leveraged recapitalization.

4. Except as amended herein, the Initial Agreement shall remain in full force and effect.

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                                      -3-


In witness whereof, the parties hereto have executed this Amendment as of the date first written above.


Rayovac Corporation                Lee Group Shareholders:
                                   THOMAS H. LEE EQUITY FUND III, L.P.
By:
    ----------------------------   By:
                                      --------------------------------------

                                   THOMAS H. LEE FOREIGN FUND III, L.P.

                                   By:
                                      --------------------------------------

                                   THL-CCI INVESTORS LIMITED PARTNERSHIP

                                   By:
                                      --------------------------------------


Management Shareholders


---------------------------------          ------------------------------------
David A. Jones                             Dale R. Tetzlaff


---------------------------------          ------------------------------------
Roger F. Warren                            Russell E. Lefevre


---------------------------------          ------------------------------------
Trygve Lonnebotn                           Raymond L. Balfour


---------------------------------          ------------------------------------
James A. Broderick                         Arthur S. Homa


---------------------------------          ------------------------------------
Gary E. Wilson                             Kenneth V. Biller


---------------------------------          ------------------------------------
Kent J. Hussey                             Merrell M. Tomlin


--------------------------------
Stephen P. Shanesy


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Non-Management Shareholders


---------------------------------          ------------------------------------
Thomas F. Pyle, Jr.                        Marvin G. Siegert


---------------------------------
Robert W. Zimmermann